Exhibit 10.2

GEMSTAR TV GUIDE INTERNATIONAL, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of the «day» day of «month», «year», between Gemstar TV Guide International, Inc., a Delaware Corporation (the “Corporation”), and «optionee» (the “Optionee”).

W I T N E S S E T H

        WHEREAS, pursuant to the Gemstar-TV Guide International, Inc. 1994 Stock Incentive Plan, as amended and restated (the “Plan”), the Corporation has granted to the Optionee effective as of the «day» day of «month», «year» (the “Award Date”) a nonqualified stock option to purchase all or any part of «SHARES» authorized but unissued or treasury shares of the Corporation’s Ordinary Shares, $.01 par value (the “Common Stock”) of the Corporation upon and subject to the terms and conditions set forth herein and in the Plan.

        NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

    1.        Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

    2.        Grant of Option. This Agreement evidences the Corporation’s grant to the Optionee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of «SHARES» shares of the Common Stock at a per share price of «price» (the “Option”), exercisable from time to time only to the extent provided below and prior to the close of business on the day before the tenth anniversary of the Grant Date (the “Expiration Date”), subject to the provisions of this Agreement and the Plan. The Option is intended to be a Non-Qualified Stock Option and not an incentive stock option under Section 422 of the Code.

    3.        Exercisability of Option. The Option shall first become exercisable in installments for a number of shares (subject to adjustment) as follows:

Date on or after which Option installment may be exercised	Number of Shares (subject to adjustment) as to which Option is exercisable
First Anniversary of Award Date	«VEST_1»
Second Anniversary of Award Date	«VEST_2»
Third Anniversary of Award Date	«VEST_3»
Fourth Anniversary of Award Date	«VEST_4»
Fifth Anniversary of Award Date	«VEST_5»

To the extent the Optionee does not purchase all or any part of the shares as to which the Option is exercisable and to which the Optionee is entitled, the Optionee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 50 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

        4.        Method of Exercise of Option. The Option shall be exercisable by the delivery to each Corporation of a written exercise notice in the form attached as Exhibit A (the “Exercise Agreement”), which shall state the number of shares to be purchased pursuant to the Option and be accompanied by payment in money in accordance with Section 2.2 of the Plan of the full purchase price of the shares to be purchased (unless the Committee hereafter authorizes and approves a non-cash payment consistent with Section 2.2 and 4.4 of the Plan) and for the amount of any tax withholding obligation under Section 4.5 of the Plan. In addition, the Optionee (or the Optionee’s Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 4.4 of the Plan.

        5.        Continuance of Employment Required; No Employment Commitment. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment commitment by the Corporation, affects the Optionee’s status as an employee at will who is subject to termination without cause, confers upon the Optionee any right to remain employed by the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment, or affects the right of the Corporation or any Subsidiary to increase or decrease the Optionee’s other compensation.

        6.        Effect of Termination of Employment or Services or Death; Change in Subsidiary Status. The Option and all other rights hereunder, to the extent not previously exercised, shall terminate and become null and void at such time as the Optionee ceases to be employed by or otherwise provide services to either the Corporation or any Subsidiary, except that:

        (a)        if the Optionee’s employment or services terminate other than because of death, Total Disability or for cause (as determined by the Committee in its sole discretion), the Optionee may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

        (b)        if such employment or services terminate by reason of Total Disability while in the employ of or rendering services to the Corporation or any Subsidiary, or if the Optionee suffers a Total Disability within three months after a termination described in subsection (a) of this Section 6, then the Option may be exercised within a period of six months after the date of termination of Optionee’s employment or services to the extent that the Option was exercisable on such date; and

        (c)        if the Optionee dies while in such service, or within three months after a termination of employment or services under subsection (a) or (b) above, then Optionee’s Beneficiary may exercise the Option at any time within six months after the date of termination of Optionee’s employment or services to the extent that it was exercisable on such date;

provided, however, that in no event may the Option be exercised by anyone under this Section 6 or otherwise after the Expiration Date. If the Optionee’s employment or services are terminated by the Corporation or any Subsidiary for cause (as determined by the Committee in its sole discretion), the Option and all other rights hereunder, to the extent not previously exercised, shall terminate and become null and void at such time.

If the Optionee is employed by or provides services to an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this Section 6 to be a termination of employment or services described in subsection (a) in respect of the Optionee, unless after giving effect thereto, the Optionee remains an Eligible Person under the Plan.

If the Optionee remains an Eligible Person following a change of position, such change shall not be deemed a termination of services unless the Committee otherwise determines. A determination evidenced by a notice of termination executed by or on behalf of the Corporation and delivered to the Optionee shall be conclusive evidence of a termination of services and/or employment, as the case may be, for these purposes.

If the Optionee is a full-time employee of the Corporation or a Subsidiary on the Award Date and the Optionee subsequently ceases to be a full-time employee of the Corporation or a Subsidiary (full-time status to be determined in accordance with the Corporation’s general policies), the Option, to the extent not exercisable on the date the Optionee ceases to be a full-time employee, shall thereupon terminate and become null and void.

If the Optionee engages in any Detrimental Activity (as such term is defined below), whether before or after his or her employment or services with the Company terminate, the Option, to the extent not previously exercised, and all other rights hereunder, whether vested and exercisable or not, shall thereupon terminate and become null and void.

“Detrimental Activity” means activity in which the Optionee, as determined by the Company, acting in good faith and based on its reasonable belief at the time,

(1)	has been negligent in the discharge of his or her duties to the Company, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties; or

(2)	has directly or indirectly engaged in any business for his or her own account that competes with the business of any entity within the Company Group (“Company Group” means the Corporation, its Subsidiaries, and any affiliate of the Corporation or a Subsidiary) (a business in competition with any entity within the Company Group includes, without limitation, any business in an industry which any business in the Company Group may conduct business from time to time and any business in an industry which any entity within the Corporate Group has specific plans to enter in the future and as to which the Optionee is aware of such planning); or

(3)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, trade secrets or other confidential information, or an unauthorized use of trade names, trademarks, or other proprietary business designations owned or used in connection with the business of any entity within the Company Group; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of any entity within the Company Group; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); has failed to timely return to the Company in accordance with Company policy all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of any entity within the Company Group; or

(4)	has materially breached any of the provisions of any agreement with any entity within the Company Group; or

(5)	has entered the employ of, renders services to, or has acquired a financial interest in any person engaged in any business that competes with the business of any entity within the Corporate Group; has acted intentionally in a manner injurious to the reputation, business or assets of, any entity within the Company Group; has interfered with business relationships (whether formed before or after the date hereof) between the Corporation, any Subsidiary, any of their respective affiliates, and any customers, suppliers, officers, employees, partners, members or investors; has influenced or attempted to influence a vendor or customer of any entity within the Company Group, either directly or indirectly, to divert their business away from the Company Group, induced a principal for whom an entity within the Company Group acts as agent to terminate such agency relationship, or induced an employee of any entity within the Company Group who earned annually $25,000 or more during the last six months of his or her employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of any entity within the Company Group.

Optionee shall not be deemed to have engaged in Detrimental Activity merely because the Optionee owns or acquires, directly or indirectly, solely as an investment, securities of any person engaged in the business of the Company Group; provided that such securities are publicly traded on a national or regional stock exchange or on an over-the-counter market and the Optionee (a) is not a controlling person of, or a member of a group which controls, such person and (b) does not, directly or indirectly, own more than 1% of any class of securities of such person.

Optionee agrees that the foregoing Detrimental Activity provisions are reasonable (including, without limitation, reasonable as to time, geographical area and scope) and that the Option has been granted by the Corporation as a particular incentive and, as such, it does not constitute wages.

    7.        Termination of Option Under Certain Events. As contemplated by Sections 4.2, 4.3 and 4.4 of the Plan, this Option may be terminated or rendered non-exercisable (to the extent it was not previously exercised) in certain circumstances, as described therein.

    8.        Non-Transferability of Option. This Option and any other rights of the Optionee under this Agreement or the Plan are nontransferable and subject to extensive restrictions under Section 1.9 of the Plan. The shares issuable on exercise of this Option are also subject to restrictions on transfer under Section 1.10 of the Plan and to any and all repurchase or redemption rights of the Corporation that may be provided under its Memorandum of Association and Articles of Association, as amended from time to time.

    9.        Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office and to the Optionee at the addresses given beneath their respective signatures hereon, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Optionee is no longer an Eligible Person, any notice to the Optionee shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

    10.        Plan. The Option and all rights of the Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Optionee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Optionee, unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

    11.        Entire Agreement. The Plan and this Agreement may be amended pursuant to Section 4.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Optionee, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing, to the extent any term or provision in this Agreement is inconsistent with or is in conflict with any term(s) or provision(s) in any written services, employment and/or related agreement(s) with Employee, the terms and provisions of any such employment, service and/or related agreement(s) shall control.

    12.        Severability. If a court of competent jurisdiction determines that any portion of this Option Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement which violate such statute or public policy shall be stricken, and all portions of this Option Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

Further, it is the parties’ intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties’ under this Agreement.

    13.        Governing Law; Limited Rights.

    13.1.        California Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

    13.2.        Privileges of Stock Ownership. Except as otherwise expressly authorized by the Committee or the Plan, the Optionee will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Optionee. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

    13.3.        No Restriction on Corporate Powers. The existence of the Plan and/or the Option shall not affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Corporation’s capital stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his or her hand.

GEMSTAR TV GUIDE INTERNATIONAL, INC. By: Title: EVP-Administration OPTIONEE «optionee» (Address) (City, State, Zip Code)